UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2010 (October 20, 2010)

BLOUNT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4909 SE International Way, Portland, Oregon 97222

(Address of principal executive offices) (Zip Code)

503-653-8881

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 20, 2010, at a regular meeting of the Board of Directors (the “Board”) of Blount International, Inc. (the “Corporation”) and in accordance with the recommendation and nomination by the Nominating & Corporate Governance Committee, the full Board elected Mr. Ronald Cami as a Director to fulfill the vacancy created by the resignation of Mr. Robert David Kennedy, whose resignation was accepted by the Board effective as of September 30, 2010.  Mr. Cami was elected to serve for a term commencing on October 20, 2010 until the next Annual Meeting of Stockholders of the Corporation or until his successor is duly elected and qualified or until his earlier resignation or removal.

Mr. Cami, 43, is a partner and General Counsel of the investment firm TPG Capital and is based in San Francisco. Prior to June 2010, Mr. Cami was a partner at Cravath, Swaine & Moore LLP in New York City, where his law practice was focused on mergers & acquisitions, leveraged transactions and general corporate and board advice.  During his tenure at Cravath, Mr. Cami was the Corporation’s principal outside counsel.  Mr. Cami received his undergraduate degree from Harvard University and his law degree from Rutgers Law School.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
Registrant

/s/ Richard H. Irving, III
Richard H. Irving, III
Senior Vice President
General Counsel and
Secretary

Dated: October 26, 2010